Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements listed below of our report dated February 24, 2023, relating to the consolidated financial statements of Cohen & Steers, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

Form	Registration Statement No.	Description
S-8	333-118972	Cohen & Steers, Inc. 2004 Stock Incentive Plan Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan
S-8	333-161228	Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan
S-8	333-195282	Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan Cohen & Steers, Inc. Amended and Restated Employee Stock Purchase Plan
S-8	333-218379	Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan
S-8	333-264805	Amended and Restated Cohen & Steers, Inc. Stock Incentive Plan
S-3	333-255958	Cohen & Steers, Inc. Registration Statement under Securities Act of 1933

/s/    DELOITTE & TOUCHE LLP
New York, NY
February 24, 2023